                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 12, 2002



                            MRV COMMUNICATIONS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                06-1340090
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)

             20415 NORDHOFF STREET
                CHATSWORTH, CA                            91311
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                    ISSUER'S TELEPHONE NUMBER: (818) 773-0900





          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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Item 5.  Other Events

Registrant's Financial Results

     On February 12, 2002, registrant announced its financial results for the three and 12 months ended December 31, 2001.

Registrant's Reported Consolidated Results:

Revenues for the fourth quarter of 2001 were $73.5 million, compared with $69.7 million in the third quarter of 2001. The net loss for the fourth quarter of 2001 was $88.3 million or $1.14 per share compared with a net loss of $89.6 million or $1.16 per share in the third quarter of 2001.

Revenues for the year ended December 31, 2001 were $332.8 million, compared with $319.4 million for the year ended December 31, 2000, an increase of approximately 4.2%. The net loss for fiscal 2001 was $326.4 million or $4.27 per share, compared with a net loss of $152.9 million or $2.33 per share for the year ended December 31, 2000.

Registrant's financial results as announced were as follows:

MRV COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

                                                       December 31,   December 31,
                                                           2001           2000
                                                        (Unaudited)
ASSETS

CURRENT ASSETS:
       Cash & cash equivalents                           $164,676      $210,080
       Short-term investments                              46,696        17,766
       Restricted cash & cash equivalents                   9,341        56,181
       Accounts receivable                                 55,106        62,713
       Inventories                                         57,308        77,005
       Deferred income taxes                                  598        31,227
       Other current assets                                10,044        22,750
            Total current assets                          343,769       477,722

PROPERTY AND EQUIPMENT - At cost,
       net of depreciation and amortization                72,012        72,269

OTHER ASSETS:
       Goodwill & Intangibles                             393,477       504,027
       Equity investments                                  16,937        31,734
       Deferred income taxes                               22,631         6,209
       Other assets                                        13,834         5,660

                                                         $862,660    $1,097,621

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Current portion of capital
        lease obligations                                     $47          $163
       Current portion of long-term debt                   52,179         2,774
       Accounts payable                                    48,586        56,088
       Accrued liabilities                                 39,035        34,894
       Short term debt                                     18,679         9,104
       Deferred revenue                                     4,165         1,470
       Income taxes payable                                 1,914         6,477
       Other current liabilities                            3,198            --

            Total current liabilities                     167,803       110,970


LONG-TERM LIABILITIES
       Convertible debentures                              89,646        89,646
       Capital lease obligations, net
        of current portion                                    430           621
       Long-term debt                                       8,441        60,257
       Other long-term liabilities                          3,737         3,980

            Total long-term liabilities                   102,254       154,504

MINORITY INTERESTS                                          9,762        50,592


STOCKHOLDERS' EQUITY:                                     582,841       781,555

                                                         $862,660    $1,097,621

     MRV COMMUNICATIONS, INC.

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
     (In thousands, except per share data)


                                        Years Ended,                Three Months Ended
                                  December 31,    December 31,   December 31,   December 31,
                                     2001            2000          2001            2000
                                  (Unaudited)                   (Unaudited)     (Unaudited)
REVENUES, net                       $332,844       $319,394        $73,480        $97,667

COSTS AND EXPENSES:
 Cost of goods sold                  267,389        203,371         54,612         66,932

 Research and
  development
  expenses                            94,813         74,078         24,719         25,626

 Selling, general
  and administrative
  expenses                           150,675        124,700         30,958         30,520

 Restructuring
  expenses                            14,110             --            452             --

 Amortization of
  goodwill and
  intangibles                        126,484         66,814         42,099         26,397

 Operating (loss)
  income                            (320,627)      (149,569)       (79,360)       (51,808)

 Other income
  (expense), net                     (22,777)        (9,578)       (18,474)        (2,136)

 Credit
  (provision) for
  income taxes                        (4,475)         5,398         (1,882)         7,286

 Minority
  interests                           11,577            796          1,492          1,698

 Gain on purchase
  of minority
  interest,
  net of tax                           9,949             --          9,949             --

NET LOSS                           $(326,353)     $(152,953)      $(88,275)      $(44,960)

NET LOSS PER SHARE
 - BASIC AND
   DILUTED                            $(4.27)        $(2.33)        $(1.14)        $(0.62)

SHARES USED IN PER
 SHARE CALCULATION
 - BASIC AND DILUTED                  76,369         65,669         77,545         72,768

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 13, 2002

                                    MRV COMMUNICATIONS, INC.



                                    By:  /s/ Shay Gonen
                                         ---------------------------------------
                                         Shay Gonen
                                         Interim Chief Financial Officer